FOURTH AMENDMENT TO CREDIT AGREEMENT

		This FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of January 28, 1994, is by and between ZENITH ELECTRONICS CORPORATION, a Delaware corporation, as Borrower, GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, as Agent and as Lender, THE BANK OF NEW YORK COMMERCIAL CORPORATION, a New York corporation, as Lender, and CONGRESS FINANCIAL CORPORATION, a California corporation, as Lender.

                        	RECITALS

		A.	Borrower, Agent and Lenders are parties to that
certain Credit Agreement dated as of the May 21, 1993, as amended by that certain First Amendment to Credit Agreement dated as of November 8, 1993, as further amended by that certain Second
Amendment to Credit Agreement dated as of December 29, 1993, and as further amended by that certain Third Amendment to Credit
Agreement dated as of January 7, 1994 (collectively, as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which Lenders have made and may hereafter make loans and advances and other extensions of credit to Borrower;

		B.	Borrower wishes, and Agent and Lenders are
willing, to amend certain provisions of the Credit Agreement, all on the terms and conditions set forth in this Amendment; and

		C.	Each capitalized term used in this Amendment and
not otherwise defined in this Amendment shall have the meaning ascribed thereto in Schedule A to the Credit Agreement; this Amendment shall constitute a Loan Document; these Recitals shall be construed as part of this Amendment.

		NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

		1.  Amendment of the Credit Agreement.

	1.1	The Credit Agreement is hereby amended by deleting from
subsection 1.2(b)(A) thereof the reference to "twenty-five percent (25%)" and by substituting therefor a reference to "thirty-five percent (35%)."

	1.2	The Credit Agreement is hereby amended by inserting
immediately after the reference to "Mexico" contained in the first paragraph of Section 6.22 thereof the following reference:

	"and which, in addition, may maintain a supply of finished goods Inventory in the ordinary course of business for sale to customers located in Central
America and South America"

	1.3	The Credit Agreement is hereby amended by inserting
immediately at the end of the second sentence of Section 5.5 thereof the following reference:

	", except as otherwise approved in writing in advance by Agent in its sole discretion"

	1.4	The Credit Agreement is hereby amended by deleting
Schedule 3.20, Part II thereto in its entirety and by substituting therefor the new Schedule 3.20, Part II attached as Exhibit A hereto.

	1.5	The Credit Agreement is hereby amended, which amendment
shall be effective as of December 31, 1993, by deleting Schedule
6.11 thereto in its entirety and by substituting therefor the new
Schedule 6.11 attached as Exhibit B hereto.

		2. Amendment of the First, Second and Third Amendments to the Credit Agreement.

	2.1	The First and Third Amendments to the Credit Agreement
are each hereby amended by deleting from Section 12 of each thereof the reference to "NEW YORK," and by substituting in each case therefor a reference to "ILLINOIS."

	2.2	The First, Second and Third Amendments to the Credit
Agreement are each hereby amended by deleting from the signature page of each thereof the reference to "and delivered in New
York."

		3. Conditions to Effectiveness. This Amendment shall not become effective, and neither the Agent nor any Lender shall have any obligation hereunder, until the following conditions shall have been satisfied in full, in Agent's sole discretion:

		(a)	Agent, on behalf of itself and Lenders, shall have
received all duly executed counterparts of this Amendment;

		(b)	Agent, on behalf of itself and Lenders, shall have
received a duly executed original of that certain Fee Letter dated as of the date hereof between Borrower and Agent (the
"Fee Letter"), together with payment in full in immediately available funds, for the benefit of each Lender as set forth in the Fee Letter, of the fee referred to in the Fee Letter;

		(c)	Borrower and each Domestic Subsidiary shall have
obtained all consents (including, without limitation, consents of all Governmental Authorities and all holders of such Person's capital stock) necessary in connection with the execution and delivery of this Amendment and any other agreement, certificate, document or other instrument contemplated hereunder, and shall have provided satisfactory evidence thereof to Agent, on behalf of itself and Lenders;

		(d)	except for Schedules which, pursuant to the terms
of the Credit Agreement, are not specifically required to be updated subsequent to the Closing Date, Agent, on behalf of itself and Lenders, shall have received revised Schedules to the Credit Agreement to the extent necessary to make the information contained therein true, accurate and complete in all respects;

		(e)	Agent, on behalf of itself and Lenders, shall have
received such other agreements, certificates, documents or other instruments as Agent may request; and

		(f)	on and as of the date hereof, the representations
and warranties of Borrower made pursuant to Section 4 hereof shall be true, accurate and complete in all respects.

		4. Representations and Warranties of Borrower. In order to induce Agent and Lenders to enter into this Amendment, Borrower hereby makes the following representations and warranties, each of which shall survive the execution and delivery of this Amendment:

		(a)	after giving effect to this Amendment and the
transactions contemplated hereby, no Default or Event of Default shall have occurred and be continuing;

		(b)	on and as of the date hereof and after giving
effect to this Amendment and the transactions contemplated hereby, the representations and warranties of Borrower and each Domestic Subsidiary contained in the Loan Documents are true, accurate and complete in all respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date;

		(c) the execution, delivery and performance by Borrower and each Guarantor Subsidiary of this Amendment and each of the agreements, certificates, documents and other instruments described herein or contemplated hereby to which such Person is a party are within its corporate powers and have been duly authorized by all necessary corporate action on the part of such Person (including, without limitation, resolutions of the board of directors and, as applicable, the stockholders, of such Person), and this Amendment and such agreements, certificates, documents and instruments are the legal, valid and binding obligation of such Person enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by application of general principles of equity; and

		(d) a true, accurate and complete copy of Borrower's 1994 budgeted statement of cash flow, income statement and balance sheet, together with Borrower's letter to Agent dated December 15, 1993 containing assumptions supporting the same (each of the foregoing collectively referred to herein as the "Projections") are attached as Exhibit C hereto. Borrower has prepared the Projections carefully and diligently and based upon assumptions which are reasonable and realistic and reflect in good faith the current conditions affecting Borrower and its Subsidiaries.

		5.  Reference to and Effect on the Credit Agreement.

		5.1. Except as specifically amended above, the Credit Agreement shall remain in full force and effect and the Credit
Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.

		5.2. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Lenders under the Credit Agreement or any of the other Loan Documents, or constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents. Upon the effectiveness of this Amendment each reference in (a) the Credit Agreement to "this Agreement," "hereunder," "hereof," or words of similar import and (b) any other Loan Document to "the
Credit Agreement," shall, in each case, mean and be a reference to the Credit Agreement, as amended hereby.

		6.  Miscellaneous.

		6.1	Successors and Assigns.  This Amendment shall be
binding on and shall inure to the benefit of Borrower, each Domestic Subsidiary, Agent, each Lender and each such Person's respective successors and assigns, except as otherwise provided herein or therein. Neither Borrower nor any Domestic Subsidiary may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of Agent and Requisite Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by Borrower or any Domestic Subsidiary without the prior express written consent of Agent and Requisite Lenders shall be null and void, as if the same shall have never occurred. The terms and provisions of this Amendment are for the purpose of defining the relative rights and obligations of Borrower, each Domestic
Subsidiary, Agent and each Lender with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Amendment.

		6.2 Entire Agreement. This Amendment, including all agreements, certificates, documents, exhibits, schedules and other instruments attached hereto or incorporated by reference herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

		6.3 Fees and Expenses. Borrower agrees to pay on demand all fees, costs and expenses incurred by or otherwise due to Agent, on behalf of itself and Lenders, in connection with the preparation, execution and delivery of this Amendment, together with all fees, costs and expenses incurred by or otherwise due to Agent, on behalf of itself and Lenders, prior to the date hereof which are payable by Borrower pursuant to the Credit Agreement.

		6.4 Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

		6.5	Severability.  Wherever possible, each provision
of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

		6.6	Counterparts.  This Amendment may be executed in
any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

		6.7	GOVERNING LAW.	EXCEPT AS OTHERWISE EXPRESSLY
PROVIDED HEREIN, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED
AND ENFORCED IN ACCORDANCE WITH, THE LAWS AND DECISIONS OF THE
STATE OF ILLINOIS (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES) APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. BORROWER, EACH GUARANTOR SUBSIDIARY, AGENT AND EACH LENDER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF COOK, CITY OF CHICAGO, ILLINOIS, SHALL HAVE EXCLUSIVE
JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER, ANY GUARANTOR SUBSIDIARY, AGENT AND ANY LENDER
PERTAINING TO THIS AMENDMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AMENDMENT, PROVIDED, THAT AGENT, EACH LENDER, BORROWER AND EACH GUARANTOR SUBSIDIARY ACKNOWLEDGES THAT ANY
APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF COOK, CITY OF CHICAGO, ILLINOIS AND, PROVIDED, FURTHER, THAT NOTHING IN THIS AMENDMENT SHALL BE DEEMED
OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER
LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE
COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO
ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT OR ANY LENDER. BORROWER, EACH GUARANTOR SUBSIDIARY, AGENT AND EACH
LENDER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH
JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT,
AND BORROWER, EACH GUARANTOR SUBSIDIARY, AGENT AND EACH LENDER
HEREBY WAIVES ANY OBJECTION WHICH SUCH PERSON MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON
CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
BORROWER, EACH GUARANTOR SUBSIDIARY, AGENT AND EACH LENDER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER
PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND HEREBY AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE
BY REGISTERED OR CERTIFIED MAIL ADDRESSED, IN THE CASE OF
BORROWER OR ANY GUARANTOR SUBSIDIARY, TO BORROWER, IN THE CASE OF AGENT, TO AGENT, IN THE CASE OF ANY LENDER, TO SUCH LENDER, AT
ITS RESPECTIVE ADDRESS SET FORTH ON SCHEDULE 11.10 OF THE CREDIT AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON
THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER
DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

		6.8	MUTUAL WAIVER OF JURY TRIAL.  BECAUSE DISPUTES
ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE
MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND
EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL
LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE
THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH
APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF
THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE
PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION,
SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER
SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, ANY LENDER, BORROWER OR ANY DOMESTIC SUBSIDIARY ARISING OUT OF, CONNECTED
WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED
AMONG THEM IN CONNECTION WITH, THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                     	*     *     *     *


		IN WITNESS WHEREOF, each party hereto has caused this Fourth Amendment to be duly executed and delivered by its proper and duly authorized officer as of the date first written above.


						ZENITH ELECTRONICS CORPORATION,
						as Borrower

						By:	/s/ Willard C. McNitt
         ---------------------------
							Vice President and Treasurer



						GENERAL ELECTRIC CAPITAL
      CORPORATION,
						as Agent and as Lender

						By:	/s/ Robert Battle
         -----------------------------
							Duly Authorized Signatory



						THE BANK OF NEW YORK COMMERCIAL
						CORPORATION, as Lender

						By:	_____________________________
						Title:	________________________



						CONGRESS FINANCIAL CORPORATION,
						as Lender

						By:/s/ Kevin Madigan
         ------------------------------
				  Title:	V.P.
         -----------------------------



	(signature pages continue)





	ACKNOWLEDGEMENT AND CONSENT

		AS OF THE DATE FIRST WRITTEN ABOVE, EACH OF THE UNDERSIGNED GUARANTOR SUBSIDIARIES HEREBY ACKNOWLEDGES AND CONSENTS TO BE BOUND BY THE FOREGOING FOURTH AMENDMENT AND CONFIRMS AND AGREES THAT, AFTER GIVING EFFECT TO SUCH FOURTH AMENDMENT, ALL OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY ARE AND SHALL CONTINUE TO BE IN FULL FORCE AND AFFECT AND ARE HEREBY CONFIRMED AND RATIFIED IN ALL RESPECTS.


						ZENITH DISTRIBUTING CORPORATION OF
						ILLINOIS

						By:/s/ David S. Levin
        	_____________________________
							Secretary


						ZENITH DISTRIBUTING CORPORATION -
						MIDSTATES

						By:/s/ David S. Levin
        	_____________________________
							Secretary


						ZENITH DISTRIBUTING CORPORATION OF
						NEW ENGLAND

						By:/s/ David S. Levin
         _____________________________
							Secretary


						ZENITH DISTRIBUTING CORPORATION OF
						NEW YORK

						By:	/s/ David S. Levin
        _____________________________
							Secretary


						ZENITH DISTRIBUTING CORPORATION -
						SOUTHEAST

						By:	/s/ David S. Levin
       _____________________________
							Secretary


						ZENITH DISTRIBUTING CORPORATION -
						WEST

						By:/s/ David S. Levin
        _____________________________
							Secretary


	(signature pages continue)


						ZENITH DISTRIBUTING CORPORATION -
						WEST

						By:/s/ David S. Levin
        _____________________________
							Secretary


						ZENITH/INTEQ, INC.

						By:/s/ David S. Levin
       	_____________________________
							Secretary


						ZENITH ELECTRONICS CORPORATION OF
						ARIZONA

						By:/s/ David S. Levin
        _____________________________
							Secretary


						ZENITH ELECTRONICS CORPORATION OF
						TEXAS

						By:/s/ David S. Levin
        _____________________________
							Secretary


						ZENITH MICROCIRCUITS CORPORATION

						By:/s/ David S. Levin
        _____________________________
							Secretary


						ZENITH VIDEO TECH CORPORATION -
						FLORIDA

						By:/s/ David S. Levin
        _____________________________
							Secretary


						ZENTRANS, INC.

						By:/s/ David S. Levin
       _____________________________
							Secretary